As filed with the Securities and Exchange Commission on May 19, 2006

Registration No. 333-132371

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

866-871-8519

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Denise L. Jackson, Esq.

Senior Vice President, General Counsel and Secretary

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

866-871-8519

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF COMMON STOCK

AMN Healthcare Services, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-132371) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on March 13, 2006, registering 3,046,538 shares of the Company’s common stock to be offered from time-to-time by the selling stockholders named therein. The Commission declared the Registration Statement effective on March 22, 2006.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 2,186,785 shares of the Company’s common stock that were previously registered pursuant to the Registration Statement and issued to the stockholders named below. Of the 2,186,785 shares being deregistered herein, 334,785 shares remain unsold and 1,852,000 were purchased by the Company.

NAME OF STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK BEING DEREGISTERED
Joseph B. Caldwell	141,778
Floyd E. Cotham, Jr.	229,882
Joseph E. Hawkins	867,747
James C. Merritt	413,973
Ruth M. Merritt	440,672
Mark E. Smith	92,733
Total:	2,186,785

As a result of this deregistration, the total number of shares of common stock registered pursuant to the Registration Statement held by stockholders other than the stockholders named above that remain unsold is 34,328.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 19, 2006.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ SUSAN R. NOWAKOWSKI
Name:	Susan R. Nowakowski
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on May 19, 2006 by the following persons in the capacities indicated.

Signature	Title

* Steven C. Francis	Executive Chairman of the Board and Director

/S/ SUSAN R. NOWAKOWSKI Susan R. Nowakowski	President, Chief Executive Officer and Director

* David C. Dreyer	Chief Financial Officer and Chief Accounting Officer

* Douglas D. Wheat	Director

* William F. Miller, III	Director

* Andrew Stern	Director

* Kenneth F. Yontz	Director

* R. Jeffrey Harris	Director

*By:	/s/ SUSAN R. NOWAKOWSKI
Susan R. Nowakowski Attorney-in-fact

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